UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)

(816) 472-1700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On April 6, 2017, EPR Properties, a Maryland real estate investment trust (the "Company"), and Ski Resort Holdings LLC, a Delaware limited liability company owned by funds affiliated with Och-Ziff Real Estate (the "Co-Buyer"), completed the previously announced acquisition of a portfolio of subsidiaries and related assets that collectively comprise substantially all of the assets of CNL Lifestyle Properties, Inc., a Maryland corporation ("CNL"). The acquisition was made pursuant to that certain Purchase and Sale Agreement, dated as of November 2, 2016 (the "Purchase Agreement"), by and among the Company, Co-Buyer, CNL, CLP Partners, LP, a Delaware limited partnership and subsidiary of CNL (the "Operating Partnership"), and certain subsidiaries of CNL and the Operating Partnership named therein.
Pursuant to the Purchase Agreement, the Company acquired the Northstar California Ski Resort, 15 attraction properties (waterparks and amusement parks) and five small family entertainment centers for aggregate consideration valued at $455.5 million. In addition, the Company provided $251.0 million of five-year secured debt financing to the Co-Buyer for its purchase of 14 CNL ski properties valued at $374.5 million.
The Company's aggregate initial investment in this transaction at closing, excluding capitalized transaction costs, was $706.5 million and was funded with $647.4 million of the Company's common shares, consisting of 8,851,264 newly issued, registered common shares, and $59.1 million of cash, before purchase price adjustments.
The number of common shares issued was determined based on a price of $73.1421 per share, which was equal to the volume weighted average price per common share on the New York Stock Exchange for the ten business days ending on April 4, 2017. The Company will record the investment based on the April 6, 2017 closing price of $74.28. CNL expects to distribute the Company's common shares received in the transaction to CNL's stockholders within two weeks after the closing of the transaction. The Company's portion of the cash purchase price was funded with borrowings under its unsecured revolving credit facility.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2016, and is incorporated herein by reference. The Company has determined that it is not required to file historical financial statements of, or pro forma financial information relating to, the assets acquired under the Purchase Agreement.
Item 7.01.    Regulation FD Disclosure.
On April 6, 2017, the Company issued a press release announcing the completion of the acquisitions under the Purchase Agreement, which is attached hereto as Exhibit 99.1. The press release attached hereto as Exhibit 99.1 is incorporated by reference in this Item 7.01.
The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being "furnished" and shall not be deemed "filed" for purposes of, or otherwise subject to, liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 9.01.     Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 6, 2017, issued by EPR Properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer

Date: April 6, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated April 6, 2017, issued by EPR Properties.